Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 3, 2000, relating to the financial statements and financial statement schedule of Planet Hollywood International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Orlando, Florida
February 12, 2001